SCHEDULE 14A (RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant ☑ Filed by a Party other than the Registrant ☐ Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

S&T Bancorp Inc. (Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement)
Payment of Filing Fee (Check the appropriate box):
☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
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S&T Bancorp, Inc. 800 Philadelphia Street Indiana, Pennsylvania 15701
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS April 19, 2004

To the Shareholders of
S&T Bancorp, Inc.:

Notice is hereby given that the Annual Meeting of Shareholders of S&T Bancorp, Inc. ("S&T") will be held on April 19, 2004, at 10:00 a.m., Eastern Time, at the S&T Training and Support Center, located at 355 North Fifth Street, Indiana, Pennsylvania 15701, for the purposes of considering and voting on the following matters:

     1.  The election of five directors to serve terms expiring in 2007; and
     2.  The transaction of such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on March 1, 2004, are entitled to notice of and to vote at such meeting or any adjournment thereof.

By Order of the Board of Directors,

/s/ Robert E. Rout

Robert E. Rout
Secretary

Indiana, Pennsylvania
March 17, 2004

IMPORTANT

YOUR VOTE IS IMPORTANT. IN ORDER TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED HEREIN.

IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process is commonly referred to as "householding."

     S&T has implemented "householding" in an effort to reduce the number of duplicate mailings to the same address. This process benefits both shareholders and S&T, because it eliminates unnecessary mailings delivered to your home and helps to reduce S&T's expenses. "Householding" is not being used, however, if S&T has received contrary instructions from one or more of the shareholders sharing an address. If your household has received only one annual report and one proxy statement, S&T will deliver promptly a separate copy of the annual report and the proxy statement to any shareholder who contacts S&T's transfer agent, American Stock Transfer & Trust Company ("AST"), by calling their toll-free number, 1-800-937-5449, or by mail to the attention of the Shareholder Relations Department at 59 Maiden Lane, Plaza Level, New York, New York 10038. You can also notify S&T that you would like to receive separate copies of S&T's annual report and proxy statement in the future by calling AST. Even if your household has received only one annual report and one proxy statement, S&T will continue to send a separate proxy card for each shareholder residing at your address. Please note, however, that if you also hold shares of S&T in "street name" (e.g., in a brokerage account or retirement plan account) you may continue to receive duplicate mailings.

     Each proxy card should be signed, dated and returned in the enclosed self-addressed envelope. If your household has received multiple copies of S&T's annual report and proxy statement, you can request the delivery of single copies in the future by calling AST, as instructed above, or your broker, if you hold the shares in "street name."

S&T BANCORP, INC. PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 19, 2004

INTRODUCTION

This Proxy Statement is being furnished to shareholders of S&T Bancorp, Inc. ("S&T") in connection with the solicitation of proxies by the Board of Directors of S&T (the "S&T Board") for use at the Annual Meeting of Shareholders, and any adjournments thereof, to be held at the time and place set forth in the accompanying notice ("Annual Meeting"). It is anticipated that the mailing of this Proxy Statement and the enclosed proxy card will commence on or about March 17, 2004. At the Annual Meeting, shareholders of S&T will be asked to elect five directors of S&T to serve terms expiring in 2007.

All shareholders are urged to read this Proxy Statement carefully and in its entirety.

MEETING INFORMATION
Date, Place and Time

The Annual Meeting of Shareholders of S&T will be held on April 19, 2004, at 10:00 a.m., Eastern Time, at the S&T Training and Support Center, located at 355 North Fifth Street, Indiana, Pennsylvania.

Record Date; Voting Rights

The securities that can be voted at the Annual Meeting consist of shares of common stock of S&T, par value $2.50 per share ("S&T Common Stock"), with each share entitling its owner to one vote on all matters. Only holders of record of S&T Common Stock at the close of business on March 1, 2004 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. There were 3,155 record holders of S&T Common Stock and 26,710,234 shares of S&T Common Stock outstanding as of the Record Date.

     A quorum is required for the transaction of business at the Annual Meeting. A "quorum" is the presence at the meeting, in person or represented by Proxy, of the holders of the majority of the outstanding shares. Abstentions are counted for purposes of determining presence or absence of a quorum, but are not considered a vote cast under Pennsylvania law. Abstentions will not affect the outcome of a vote on a particular matter. Shares held by brokers in street name and for which the beneficial owners have withheld the discretion to vote from brokers are called "broker non-votes." They are counted to determine if a quorum is present, but are not considered a vote cast under Pennsylvania law. Broker non-votes will not affect the outcome of a vote on a particular matter.

     The director nominees will be elected by a plurality of the votes cast at the Annual Meeting. A withheld vote on any nominee will not affect the voting results. All other matters to be considered at the meeting require the affirmative vote of a majority of the votes cast at the meeting on the item to be approved.

Voting and Revocation of Proxies

If the appropriate enclosed form of proxy is properly executed and returned to S&T in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Executed but unmarked proxies will be voted "FOR" the nominees proposed by the S&T Board, which are presented in the attached Notice of Annual Meeting of Shareholders. Except for procedural matters incident to the conduct of the Annual Meeting, S&T does not know of any matters other than those described in the

Page

Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by the proxies in their discretion on such matters as recommended by a majority of the S&T Board.

     The presence of a shareholder at the Annual Meeting will not automatically revoke such shareholder's proxy. However, shareholders may revoke a proxy at any time prior to its exercise by filing with the Secretary of S&T a written notice of revocation, by delivering to S&T a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

Solicitation of Proxies

The cost of soliciting proxies in the form enclosed herewith will be borne by S&T. In addition to the solicitation of proxies by mail, S&T, through its directors, officers and regular employees, may also solicit proxies personally or by telephone. S&T also will request persons, firms and corporations holding shares of S&T Common Stock in their names or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from the beneficial owners and will reimburse the holders for their reasonable expenses in so doing.

PRINCIPAL BENEFICIAL OWNERS OF S&T COMMON STOCK

Under Section 13(d) of the Securities Exchange Act of 1934, a beneficial owner of a security is any person who directly or indirectly has or shares voting power or investment power over such security. Such beneficial owner under this definition need not enjoy the economic benefit of such securities. The following is the only shareholder known to S&T to be deemed to be beneficial owner of 5% or more of the Common Stock of S&T as of December 31, 2003:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	S&T Bank Wealth Management Group 43 South 9th Street Indiana, PA 15701	2,844,633*	10.67%

*

Wealth Management Group ("WMG") has sole voting power for 1,515,819 of these shares and no voting power for 326,457 of these shares, held in customer accounts. It is the intention of management to vote the shares for which it has sole voting power "FOR" the matters to be acted upon at the Annual Meeting. The remaining 1,002,357 shares of S&T Common Stock are held by WMG as trustee of the Thrift Plan for Employees of S&T Bank (the "Thrift Plan"). The Thrift Plan participants will vote such shares directly through American Stock Transfer & Trust Company ("AST"), S&T's transfer agent. AST will vote any allocated shares for which it has not received any instruction in the same proportion as shares for which voting instructions have been received. S&T is not aware of any other person who beneficially owns more than five percent of any class of securities of S&T.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 ("Exchange Act") requires S&T's directors and Executive Officers, and persons who own more than 10% of S&T's stock, to report to the Securities and Exchange Commission ("SEC") certain of their transactions with respect to S&T's stock. The SEC reporting rules require that changes in beneficial ownership generally be reported on Form 4 within two business days after the date on which the change occurs. A Form 3 to report stock holdings in S&T must be filed within ten days of when a director, Executive Officer or person who owns more than 10% of S&T's stock becomes subject to Section 16(a) of the Exchange Act. During 2003, except for two directors and one Executive Officer, all directors and Executive Officers timely filed all required reports of beneficial ownership and changes in beneficial ownership. Directors Grant and Grube did not file a Form 4 within two business days to report four transactions and one transaction, respectively. Executive Officer Todd Brice did not include a restricted stock grant on Form 3. All required filings have since been made.

BENEFICIAL OWNERSHIP OF S&T COMMON STOCK BY DIRECTORS AND OFFICERS

The following table sets forth, as of December 31, 2003, the amount and percentage of S&T Common Stock beneficially owned by each director, each nominee for director, named Executive Officers of S&T and directors and Executive Officers of S&T as a group.

Directors, Executive Officers and Nominees	Shares of Common Stock Beneficially Owned[1]	Percent Owned
Thomas A. Brice[2]	140,693	*
Todd D. Brice	95,509	*
James L. Carino[2]	287,367	1.08
John J. Delaney	106,144	*
Michael J. Donnelly	24,065	*
Robert D. Duggan	167,713	*
William J. Gatti	61,830	*
Ruth M. Grant	313,672	1.18
Jeffrey D. Grube[2]	28,023	*
Edward C. Hauck	48,219	*
Frank W. Jones	41,724	*
Joseph A. Kirk[2]	83,921	*
David L. Krieger	36,920	*
Samuel Levy	168,932	*
James C. Miller[2]	211,961	*
Christine J. Olson	182,948	*
Alan Papernick	24,746	*
Robert E. Rout	77,971	*
Myles D. Sampson	39,392	*
Charles A. Spadafora	73,652	*
All Directors and Executive Officers as a group (24 Persons)	2,369,310	8.58

(1)

May include shares held by spouse, other family members, as trustee or through a corporation. Includes the following nonstatutory stock options vesting within 60 days of the date this Proxy Statement is mailed: Mr. Thomas Brice, 41,500 shares; Mr. Todd Brice, 41,000 shares; Mr. Carino, 41,500 shares; Mr. Delaney, 36,500 shares; Mr. Donnelly, 6,500 shares; Mr. Duggan, 117,500 shares; Mr. Gatti, 41,500 shares; Ms. Grant, 24,610 shares; Mr. Grube, 22,746 shares; Mr. Hauck, 30,000 shares; Mr. Jones, 24,610 shares; Mr. Kirk, 41,500 shares; Mr. Krieger, 30,000 shares; Mr. Levy, 31,500 shares; Mr. Miller, 160,000 shares; Ms. Olson, 26,500 shares; Mr. Papernick, 22,746 shares; Mr. Rout, 59,000 shares; Mr. Sampson, 24,610 shares; Mr. Spadafora, 21,500 shares; and all other Executive Officers as a group, 110,000 shares. In addition, includes the following shares of restricted stock awarded in 2002 under the S&T Bancorp, Inc. Amended and Restated 1992 Incentive Stock Plan: Mr. Todd Brice, 2,400 shares; Mr. Hauck, 2,400 shares; Mr. Krieger, 2,400 shares; Mr. Miller, 4,000 shares; Mr. Rout, 2,400 shares; and the remaining four Executive Officers, 8,800 shares. The reporting person may disclaim beneficial ownership of such shares. Mr. Miller disclaims beneficial ownership of 17,760 shares that are directly owned by his spouse. Mr. Thomas Brice disclaims beneficial ownership of 39,797 shares that are directly owned by his spouse. Mr. Carino disclaims beneficial ownership of 195,975 shares that are directly owned by JLC Partners, L.P. and 49,891 shares that are directly owned by J.L. Carino Nurseries, Inc.

(2)	Nominee for election to the Board of Directors.
*	Less than 1%.

PROPOSAL 1-ELECTION OF DIRECTORS

General

The by-laws of S&T (the "S&T By-Laws") provide that the number of directors constituting the S&T Board shall consist of not less than 12 nor more than 25. Currently, there are 16 directors on the S&T Board. The S&T By-Laws also set the mandatory retirement age for directors at 75. The S&T Board has determined that the following directors are independent under the NASDAQ listing standards: Mr. Carino, Mr. Delaney, Mr. Donnelly, Ms. Grant, Mr. Grube, Mr. Jones, Mr. Kirk, Mr. Levy, Mr. Papernick, Mr. Sampson and Mr. Spadafora. The Articles of Incorporation of S&T provide for the classification of directors into three classes, as nearly equal in number as possible, with approximately one-third of the directors elected annually for three-year terms.  Certain information about the Nominees (Class 2 Directors), whose current terms will expire in 2004, and who are presently members of the S&T Board and the S&T Bank Board, is set forth below:

Class 2 Director Nominee Whose Terms Will Expire in 2007:

Name	Age	Principal Occupation During Past 5 Years	Director Since
Thomas A. Brice[1,5]	63	Vice President, Douds, Inc.- Retail Interior Furnishings	1980
James L. Carino[1]	71	President, J.L. Carino Nurseries, Inc.	1987
Jeffrey D. Grube[2,4]	50	President, B.F.G. Electroplating and Manufacturing Company	1997
Joseph A. Kirk[1,2,3]	64	President, Beaver Meadow Creamery, Inc.	1993
James C. Miller[1]	58	President and Chief Executive Officer of S&T and S&T Bank	1993

Certain information about the directors whose terms continue (Class 1 and Class 3 Directors), who are directors of S&T and S&T Bank, is set forth below:

Class 3 Directors Whose Terms Expire in 2005:

Name	Age	Principal Occupation During Past 5 Years	Director Since
Robert D. Duggan[1,4]	71	Chairman of S&T and S&T Bank Formerly Chief Executive Officer of S&T and S&T Bank	1981
William J. Gatti[3,4]	62	Chairman, Millennium Pharmacy Systems, Inc.	1993
Ruth M. Grant[1,2,3]	72	President, Louis A. Grant, Inc.-Specialized Equipment Manufacturing and Services	1997
Samuel Levy[1,2,3]	65	President, Jefferson Wholesale Grocery Company, Inc.	1977
Charles A. Spadafora	62	President, Colonial Motor Mart	1987

Class 1 Directors Whose Terms Will Expire in 2006:

Name	Age	Principal Occupation During Past 5 Years	Director Since
John J. Delaney[1,2]	62	President, Delaney Chevrolet, Geo, Buick, Honda	1987
Michael J. Donnelly[4]	46	President, Indiana Printing and Publishing Company, Inc.	2001
Frank W. Jones[4]	58	Attorney-at-Law	1997
Christine J. Olson[1,2,3]	47	Chairman and Chief Executive Officer, S. W. Jack Drilling Company, and Partner, C&N Company-Gas Drillers and Producers	1984
Alan Papernick[1]	66	Attorney-at-Law	1997
Myles D. Sampson[2]	59	President, Rimco Properties, Inc.-Real Estate Development	1997

Notes to Listing of Directors on Page 4

(1)

Members of the Executive Committee of S&T Bank and S&T. The committee, which is appointed annually by the S&T Board, has authority to take action between meetings of the S&T Board with respect to matters that a majority of the committee considers necessary to be addressed prior to the next meeting of the S&T Board. The committee did not meet during 2003.

(2)

Members of the Audit Committee of S&T Bank and S&T. On the Annual Meeting date, S&T will become subject to the independence standards for audit committees established by the Securities Exchange Commission and NASDAQ. All members to be appointed to the committee on the date of the Annual Meeting will meet these standards. The committee is governed by a written charter approved by the S&T Board. The Board adopted a new audit charter that includes the provisions required by the NASDAQ listing standards to be effective on the date of the Annual Meeting. This charter is included as Appendix A to this Proxy Statement. The committee has provided information regarding the functions performed by the committee and its membership in the "Report of the Audit Committee," included in this Proxy Statement. The S&T Board determined that S&T does not have an audit committee financial expert, because no individual member meets all of the attributes set forth by the SEC. However, all current committee members and all members to be appointed are financially literate and meet the financial sophistication rules required by the NASDAQ listing standards. The committee had five meetings during 2003.

(3)

Members of the Compensation and Benefits Committee of S&T Bank and S&T. The committee's function is to recommend to the S&T Board action on executive compensation and compensation and benefit changes brought to it by management. The committee will be comprised entirely of independent board members on the Annual Meeting date. The committee had two meetings during 2003.

(4)

Members of the Nominating and Corporate Governance Committee of S&T Bank and S&T. The committee was formed in 2003, and the functions of this committee are to assist the Board in reviewing the qualification and independence of the members of the Board and its various committees on a periodic basis as well as the composition of the Board as a whole; to evaluate the performance of the Board and its committees as a whole; to select director nominees for election by shareholders and to provide guidance to the Board on corporate governance issues. The committee adopted a charter at its February 2004 meeting, which was approved by the S&T Board and is included in Appendix B to this Proxy Statement. The committee will be comprised entirely of independent board members on the Annual Meeting date. The committee had one meeting during 2003.

(5)

Director Nominee Brice has a son, Todd D. Brice, who has been employed by S&T Bank as a commercial loan officer since September 1985, and has been an executive vice president of S&T and S&T Bank since January 1, 2003.

The Nominating and Corporate Governance Committee (the "Committee") has adopted, and the S&T Board has ratified, a corporate policy for identifying and evaluating candidates for membership on the Board. The Committee identifies potential candidates based on suggestions from directors, officers of S&T and S&T shareholders. The Committee will consider shareholder nominations for directors in accordance with the procedure set forth in Section 202 of S&T's By-Laws and applicable law. The procedure provides that a notice relating to the nomination must be timely given in writing to the Secretary of S&T prior to the meeting. To be timely, the notice must be delivered not earlier than the close of business on the 120th day, nor later than the 60th day, immediately preceding the meeting. Such notice must be accompanied by the nominee's written consent to be named in the applicable proxy statement and contain information relating to the business experience and background and holdings of S&T stock of the nominee, and information with respect to the nominating shareholder. There are no differences in the manner in which the Committee evaluates candidates for membership on the Board based on whether such candidate is recommended by a shareholder, the Committee, or by any other source. The Committee shall take into account all factors and criteria it considers appropriate, which will include but not be limited to: high personal and professional integrity, sound judgment and exceptional ability; business experience; area of residence in relationship to S&T's geographic market; other directorship experience that would be beneficial to the Board and management of S&T; diversity of experience relative to that of other S&T directors; age; level and type of education; whether the candidate will be effective in serving the long-term interests of S&T's shareholders; whether the candidate has sufficient time and energy to devote to the affairs of S&T; whether the candidate possesses a willingness to challenge and stimulate management and the ability to work as part of a team; whether the candidate meets the independence requirements of the NASDAQ listing standards; whether the candidate is free from conflicts of interest with S&T; and any factors related to the ability and willingness of a new director to serve, or an existing director to continue his or her service.

     The Committee is empowered to engage a third party search firm to assist it in identifying director candidates, but the Committee did not do so in 2004. S&T has not received shareholder nominations for consideration for this Annual Meeting. Accordingly, S&T has not rejected or refused such candidates.

     Neither the Board nor the Committee has implemented a formal policy regarding director attendance at the Annual Meeting. Typically, the Board holds its annual reorganization meeting directly following the Annual Meeting, which results in most directors being able to attend the Annual Meeting. In 2003, 15 of S&T's 16 Directors attended the Annual Meeting.

     During 2003, the S&T Board held 13 meetings. All but one director attended at least 75% of the total number of meetings of the S&T Board and committees. Director Olson attended 60% of the S&T Board and committee meetings.

     Shareholders who desire to communicate with the Board or a specific director should send any communication, in writing, to S&T Bancorp, Inc., 43 South Ninth Street, Indiana, Pennsylvania 15701, ATTN: Corporate Secretary. Any such communication should state the number of shares beneficially owned by the shareholder. S&T's Corporate Secretary shall initially review all communications received in accordance with the Shareholders Communication Policy adopted by the Board. The Corporate Secretary will relay all such communications to the appropriate director or directors on a periodic basis unless the Corporate Secretary determines that the communication does not relate to the business or affairs of S&T or the functioning or constitution of the Board or any of its committees; relates to routine or insignificant matters that do not warrant the attention of the Board; is an advertisement or other commercial solicitation or communication; is frivolous or offensive; or is otherwise not appropriate for delivery to directors. The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board or one or more of its committees and whether any response to the person sending the communication is appropriate. Any such response will be made through S&T's management and only in accordance with S&T's policies and procedures, applicable law and regulations relating to the disclosure of information.

S&T Board Fees

Non-employee members of the S&T Board are compensated at the rate of $10,000 per year plus $850 per meeting attended. Directors are paid $400 for attendance at S&T Board committee meetings. If a committee meeting is held on a day other than the same day as a Board meeting, Directors are paid an additional $300 for attending the meeting in person rather than by telephone. S&T Bank has a loan committee comprised of directors who serve on a rotating basis. These directors are compensated $700 per meeting. In December 2003, each member of the S&T Board who was not an employee of S&T was granted an option to acquire up to 2,500 shares of S&T Common Stock at an exercise price of $29.965 per share, the average of the high and low market price on the date of the grant. Fifty percent of these options are exercisable January 1, 2005, and the remaining options are exercisable January 1, 2006. The options must be exercised within ten years of the date of the grant. Mr. Duggan, who, as the Chairman, is active in developing and retaining S&T's customer and business relationships, receives an additional $50,000 annual retainer, along with the aforementioned committee fees; payment of his country club and golf club dues and his and his spouse's medical costs, amounting to $52,503 in 2003; and payment of $15,600 for his participation on the senior loan committee of S&T Bank in 2003.

Remuneration of Executive Officers

The following table provides information concerning remuneration of the Chief Executive Officer and the other four most highly compensated Executive Officers of S&T (collectively, the "Named Officers") during 2003.

SUMMARY COMPENSATION TABLE

Name and principal position	Annual compensation			Long-term compensation Awards		All other compensation (c)
				Restricted stock awards ($)(a)	Securities underlying options/ SARs (#)(b)
	Year	Salary	Bonus
J.C. Miller, President, Chief Executive Officer and Director	2003 2002 2001	$405,000 385,000 370,000	$52,500 50,000 47,300	- $106,400 -	15,000 - 25,000	$32,887 30,261 30,625
D.L. Krieger, Executive Vice President	2003 2002 2001	250,000 250,000 225,000	25,000 - -	- 63,840 -	10,000 - 15,000	18,174 17,500 15,750
E.C. Hauck, Executive Vice President	2003 2002 2001	193,500 186,000 178,000	32,000 38,500 29,300	- 63,840 -	10,000 - 15,000	16,305 14,651 14,525
R.E. Rout, Executive Vice President, Chief Financial Officer and Secretary	2003 2002 2001	182,500 174,000 166,000	30,000 41,500 27,300	- 63,840 -	10,000 - 15,000	15,712 13,671 13,475
T.D. Brice, Executive Vice President	2003 2002 2001	158,769 126,000 117,954	52,636 39,390 34,705	- 63,840 -	10,000 - -	14,508 8,820 8,257

(a)

Reflects shares of restricted stock awarded under the S&T Bancorp, Inc. Amended and Restated 1992 Incentive Stock Plan (the "1992 Plan") on December 16, 2002, valued on the basis of the average of the high and low market price of the stock on the date of award. The shares of restricted stock that remain subject to forfeiture entitle the Named Officer to all of the rights of a shareholder generally, including the right to vote the shares and receive any dividends that may be paid thereon.

The shares of restricted stock awarded on December 16, 2002 vest equally over a four-year period. The first 25% vested on January 1, 2004. The remaining shares continue to be subject to risk of forfeiture, which will lapse upon vesting. Accelerated vesting will occur and restrictions will lapse in the event that certain change in control events occur.

The number and value of the aggregate restricted stock holdings for the Named Officers with restricted stock as of December 31, 2003 were as follows: Mr. Miller, 4,000 shares with a value of $119,200; Mr. Krieger, 2,400 shares with a value of $71,520; Mr. Hauck, 2,400 shares with a value of $71,520; Mr. Rout, 2,400 shares with a value of $71,520; and Mr. Brice, 2,400 shares with a value of $71,520.

(b)	Reflects stock option grants under the 1992 Plan for the year 2001 and under the 2003 Incentive Stock Plan (the "2003 Plan") for the year 2003.
(c)

Consists of contributions by S&T Bank to the Thrift Plan for Employees of S&T Bank and to the nonqualified benefit plan that was established in order that certain management employees, including the Named Officers, not lose benefits that would normally have accrued in qualified plans except for federal tax laws setting annual compensation limits for qualified plans ($200,000 in 2003) and additional limitations related to highly compensated employees.

Agreements with Executive Officers

Each of the five highest compensated Executive Officers of S&T, Messrs. Miller, Krieger, Hauck, Rout and Brice, is party to a change in control agreement with S&T. Each agreement provides that if the executive is terminated within one year following the occurrence of certain "changes in control" of S&T or of S&T Bank (as defined in each agreement) that were not pre-approved by the S&T Board, or if the executive voluntarily terminates his employment with S&T under certain specified circumstances following a change in control, the Executive Officer will be entitled to receive a lump sum cash payment based on the executive's salary immediately preceding the change in control and to receive certain continuing S&T employee benefits. In the case of Mr. Miller, the lump sum cash payment would equal three times his annual base salary immediately preceding the change in control; for each of the other Executive Officers, the cash payment would equal his annual base salary immediately preceding the change in control.

Stock Option Grants

The following table contains information with respect to the grants of stock options covering shares of S&T Common Stock to the Named Officers.

OPTION GRANTS IN LAST FISCAL YEAR

Name	Options Granted 2003 (1)	% of Total Granted	Exercise Price	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
					5%	10%
J.C. Miller	15,000	4.28%	$29.965	12/15/2013	$282,672	$716,347
D.L. Krieger	10,000	2.85%	29.965	12/15/2013	188,448	477,565
E.C. Hauck	10,000	2.85%	29.965	12/15/2013	188,448	477,565
R.E. Rout	10,000	2.85%	29.965	12/15/2013	188,448	477,565
T.D. Brice	10,000	2.85%	29.965	12/15/2013	188,448	477,565

(1) The options granted vest 50% on January 1, 2005, with the remainder vesting on January 1, 2006.

(2) The dollar amounts in these columns are calculated, pursuant to rules of the Securities and Exchange Commission, assuming annual increases to the total return (market value appreciation plus dividends) of S&T Common Stock of 5% and 10%. These figures are not intended to forecast possible future appreciation, if any, in the price of the underlying Common Stock.

The table below shows information about option holdings for the Named Officers at year-end on an aggregate basis.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION/SAR VALUES

Name	Shares acquired on exercise	Value realized	Number of securities underlying unexercised options/SARs at fiscal year-end[1]		Value of unexercised in-the-money options/ SARs at fiscal year-end[1,2]
			Exercisable	Unexercisable	Exercisable	Unexercisable
J.C. Miller	40,000	$707,678	160,000	15,000	$ 1,322,688	$0
D.L. Krieger	15,000	119,750	30,000	10,000	111,750	0
E.C. Hauck	35,000	302,038	30,000	10,000	111,750	0
R.E. Rout	15,000	141,413	59,000	10,000	347,575	0
T.D. Brice	-	-	41,000	10,000	253,050	0

(1)  Based on the difference between the exercise price of options and the closing price of the underlying shares of Common Stock on December 31, 2003 as reported by the NASDAQ National Market ($29.80).
(2)  The numbers set forth in these columns represent nonstatutory stock options issued pursuant to the 1992 Plan and the 2003 Plan. There have been no SARs issued pursuant to either Plan.

Retirement Plan and Thrift/Profit Sharing Plan

The Employees' Retirement Plan of S&T Bank ("Retirement Plan") covers all eligible employees and provides a monthly retirement income for employees and their spouses.

     The following table shows the estimated annual benefit payable upon a normal retirement date to persons in specified remuneration and years of service classifications for the Retirement Plan. This benefit is payable in addition to Social Security and is calculated based upon the participant's average annual regular earnings for the highest five consecutive years in the last ten years ("Average Covered Compensation").

PENSION PLAN TABLE

	Years of service
Remuneration	10	15	20	25	30	35
$100,000	$12,800	$19,201	$25,601	$32,001	$38,401	$44,801
150,000	20,300	30,451	40,601	50,751	60,901	71,051
200,000	27,800	41,701	55,601	69,501	83,401	97,301
250,000	35,300	52,951	70,601	88,251	105,901	123,551
300,000	42,800	64,201	85,601	107,001	128,401	149,801
350,000	50,300	75,451	100,601	125,751	150,901	176,051
400,000	57,800	86,701	115,601	144,501	173,401	202,301
450,000	65,300	97,951	130,601	163,251	195,901	228,551
500,000	72,800	109,201	145,601	182,001	218,401	254,801

Effective January 1, 1994, federal tax laws lowered the amount of annual compensation that may be considered in calculating benefits under a qualified retirement plan to a current maximum of $205,000 (the "Annual Compensation Limit"). In addition, federal tax laws limit the amount of annual benefit payable under a qualified retirement plan that is a defined benefit plan (such as the Retirement Plan), and that limit currently is $165,000 (the "Annual Benefit Limit"). The amounts shown in the above Pension Plan Table have not been adjusted to reflect the Annual Compensation Limit or the Annual Benefit Limit.

As of December 31, 2003, completed years of credited service and Average Covered Compensation for the Named Officers are as follows:

Name	Years of credited service	Average covered compensation
J.C. Miller	32	$417,260
D.L. Krieger	19	239,000
E.C. Hauck	29	205,860
R.E. Rout	13	188,760
T.D. Brice	19	155,554

     S&T Bank also maintains a Thrift/Profit Sharing Plan with 401(k) provisions ("Thrift Plan") in which all employees may participate with elective salary deferrals. In 2003, S&T Bank made monthly matching contributions equal to 50% of the employees' 401(k) contributions, up to 3% of the eligible participants' compensation. In addition, S&T Bank made a 4% year-end contribution. Year-end contributions are based on the performance of S&T, compared to earnings per share goals, and are expected to range from 2% to 6%.

     The compensation taken into account for determining the amount of contributions made on behalf of a participant under the Thrift Plan is subject to the Annual Compensation Limit. In addition, 401(k) contributions by employees are restricted by "highly compensated employee" formulas.

     In order that participants not lose benefits they would normally have been entitled to receive, non-qualified arrangements were approved to accumulate the benefits that would have accrued in the Retirement Plan and the Thrift Plan were it not for the impact of the eligible compensation restrictions. The non-qualified benefits related to retirement are unfunded.

     Other benefits generally provided to all officers and full-time employees include a medical reimbursement plan, a dental plan, a vision care plan, a long-term disability income plan and life insurance. No outside director is provided these benefits.

Transactions with Management and Others

S&T Bank has made, and expects to make in the future, extensions of credit in the ordinary course of business to certain directors and officers. These loans are made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the same time for comparable transactions with others. Such loans do not involve more than normal risk of collectability or present unfavorable features.

     On January 31, 1992, S&T Bank entered into a limited partnership arrangement with RCL Partners, Inc. for the construction of 30 apartments in Indiana, Pennsylvania targeted for senior citizens. Total investment by S&T Bank was $1,761,766 and entitled S&T Bank to certain tax credits, tax depreciation benefits and a share of cash flows under the Internal Revenue Service Section 42 program. Director Delaney (and affiliated parties) and Director Gatti (and affiliated parties) each hold a one-third interest in RCL Partners, Inc.

     During 2003, S&T Bank made payments of $201,820 to a company owned by Director Brice for the purchase of furniture and other equipment

          On December 1, 1997, S&T Bank entered into an agreement to lease from Director Sampson branch space and a freestanding drive-up teller and ATM facility located in a shopping plaza. The lease agreement provides for a ten-year term, annually adjusted for changes in the consumer price index, and a ten-year renewal option. The current monthly rent is $7,620.

     During 2003, S&T Bank made payments for the purchase of goods and services from companies owned or controlled by Directors Delaney and Donnelly for $145,161 and $125,816, respectively.

     On May 4, 2001, S&T Insurance Group, LLC, and Attorneys Abstract Company, Inc. entered into an agreement to form S&T Settlement Services, LLC (STSS), with respective ownership interests of 55% and 45%. STSS is a title insurance agency serving commercial customers. S&T Bank owns a 100% interest in S&T Insurance Group, LLC; Director Papernick owns 66.67% of the stock of Attorneys Abstract Company, Inc., which received $156,747 in 2003 from its interest in STSS.

     Director Papernick has a son who has a material interest in the law firm Papernick & Gefsky, LLC, which provided legal services to S&T Bank and received payments of $68,218 during 2003.

     Director Duggan has a daughter-in-law who is employed by S&T Bank and earned $88,115 in 2003. Director Brice has a son who is also employed by S&T Bank and earned $211,405 in salary and bonuses in 2003, as disclosed in the Summary Compensation Table.

     See also "Compensation Committee Interlocks and Insider Participation."

Compensation Committee Interlocks and Insider Participation

In 2003 the Compensation and Benefits Committee members were Samuel Levy (Chairman), William Gatti, Ruth Grant, Joseph Kirk and Christine Olson.

     During 2003, S&T Bank made payments of $474,328 to Director Olson, and affiliates, for the lease of operations, branch and administrative facilities. The details of the transactions with Director Olson are described in the paragraphs below.

     On October 1, 1986, S&T Bank entered into an agreement to lease, from Director Olson and Michael Toretti as trustees under an irrevocable trust, a building and land used as S&T Bank's North Fourth Street branch and operations center. The terms of the agreement provide for payment of $10,000 per month for the first five years and options to renew for four, five-year terms with rent for each option term to be the rent from the previous term, plus 5%. On October 1, 2001, S&T Bank exercised its third renewal option at $11,576 per month.

     On August 1, 1992, S&T Bank entered into an agreement to lease from S.W. Jack Drilling Company, controlled by Director Olson, a building used for Trust Services and other executive offices. The terms of the agreement provide for monthly payments of $6,500 for three years and the option to lease additional space on the second floor with additional successive terms of three years each, with rent for each renewal option to be the rent from the previous term, plus 5%. On July 1, 1993, S&T Bank exercised the option for the second floor space at the S.W. Jack Building. On August 1, 2001, S&T Bank exercised its third renewal option with a new, combined monthly rent of $16,033.

     On July 1, 2000, S&T Bank entered into an agreement to lease from Director Olson and James H. McElwain as trustees under an irrevocable trust, the third floor space, storage rooms and underground parking spaces at the aforementioned S.W. Jack Building. The terms of the agreement provide for monthly payments of $7,388 for one year with additional four successive terms of three years each, with rent for each renewal option to be the rent from the previous term, plus 5%. On August 1, 2001, S&T Bank exercised its first renewal option at $7,757 per month.

     In addition, S&T Bank may make extensions of credit to members of the Compensation and Benefits Committee in the ordinary course of business and on the same terms as available to others. See "Transactions with Management and Others."

Board Compensation Committee Report on Executive Compensation

Executive compensation decisions are made by the five-member Compensation and Benefits Committee (the "Committee") of the S&T Board. Each member of the Committee is a non-employee director. All decisions relating to the compensation of executive officers are reviewed by the S&T Board, except for decisions about awards under the S&T Bancorp, Inc. 2003 Incentive Stock Plan (the "2003 Plan"), which are made solely by the Committee. The report set forth below is submitted by Directors Levy (Chairman), Gatti, Grant, Kirk and Olson, in their capacity as Committee members, addressing S&T's compensation policies for 2003 as they affected Mr. Miller, President and Chief Executive Officer, and the other executive officers of S&T in 2003 (collectively "Executive Officers").

     The Committee, in its executive compensation decisions, considered overall corporate performance as well as individual initiative and achievements. The policy of the Committee is to provide competitive levels of compensation that integrate pay with S&T's performance goals, reward exceptional performance and assist S&T in attracting and retaining qualified executives. Compensation is set at levels that the Committee believes to be consistent with others in the industry that have similar responsibilities, with the Executive Officers' actual compensation packages increasingly being weighted toward programs contingent upon S&T's level of long-term (three years or greater) performance. As a result, the Executive Officers' actual compensation levels in any particular year may be above or below those of S&T's competitors, depending on S&T's performance. The Committee typically examines salaries and performance levels of peer banks that it selects for comparison with S&T based upon similar size and geographic location. The Committee also considers the SNL Securities Bank Performance Report. The peer banks utilized in this review may or may not be included in the KBW 50 Index or the S&P 500 Index as reflected in the Five-Year Cumulative Total Return performance graph.

     The Committee continues to endorse the position that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management's and shareholders' interests. The 1992 Plan has been considered an important element in designing the compensation packages of S&T. The S&T Bancorp, Inc. 2003 Incentive Stock Plan will be an important element for future compensation packages.

     Effective January 1, 1999, the Committee commenced the administration of a Management Incentive Plan to more closely align the interests of shareholders and senior management by making a greater percentage of senior management's total compensation dependent on the annual performance of S&T. Annually, the Committee establishes specific incentive opportunities, with primary emphasis on earnings per share goals, that are expressed as a percentage of each participant's base salary rate for the given year. Earnings per share in 2003 increased 7% over the prior year.

     The Committee's general approach in setting the Chief Executive Officer's annual compensation is to seek to be competitive with compensation paid to other chief executive officers, with a similar scope of responsibilities, and by other companies in the industry based upon long-term performance. The Committee typically compares the Chief Executive Officer salary level and performance against the same peer banks discussed above.

     Particular emphasis was placed upon S&T's performance as compared to earnings per share goals in 2003, as well as the subjective assessment of Mr. Miller's individual performance. The Committee also considered Mr. Miller's leadership in promoting the long-term strategic growth of S&T.

     Mr. Miller's salary for 2003 was $405,000. In addition to his salary, he was granted a Management Incentive Plan bonus of $52,500 for achieving goals established for 2003.

     In December 2003, the Committee granted Mr. Miller nonstatutory stock options for 15,000 shares of S&T Common Stock with an exercise price equal to the average of the high and low market price on the date of the grant. Fifty percent of these options are exercisable on January 1, 2005, and annually thereafter. The Committee believes that this award together with last year's award of restricted stock of 4,000 shares will encourage long-term performance and promote management retention. In addition to the restricted shares and options, Mr. Miller directly or indirectly owns 47,961 shares of S&T Common Stock. This significant interest in S&T's Common Stock is considered to be beneficial to the common interests of shareholders and management.

Submitted by the Compensation and Benefits Committee of the S&T Bancorp, Inc. Board of Directors:
     Samuel Levy (Chairman); William Gatti; Ruth Grant; Joseph Kirk; Christine Olson

FIVE-YEAR CUMULATIVE TOTAL RETURN

S&T Bancorp, Inc.
S&P 500 Index and KBW 50 Index1

December 31	1998	1999	2000	2001	2002	2003
STBA	$100	$87	$85	$99	$106	$131
S&P 500	100	121	110	97	76	97
KBW 50	100	96	116	111	103	138

(1) The Keefe, Bruyette & Woods, Inc. (KBW) 50 is made up of 50 of the nation's largest banking companies, including all money center and most regional banks.

Report of the Audit Committee

The Audit Committee (the "Committee") oversees S&T's financial reporting process on behalf of the S&T Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

     The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of S&T's accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards or as are required by Statement on Auditing Standards No. 61 ("Communication with Audit Committees"). The Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees"), as may be modified or supplemented, and has discussed with the independent auditors the auditors' independence. The Committee has considered the compatibility of non-audit services with the auditors' independence.

     The Committee discussed with S&T's internal and independent auditors the overall scope and plans for their respective audits. The Committee met with the internal and independent auditors to discuss the results of their examinations, their evaluations of S&T's internal controls and the overall quality of S&T's financial reporting.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the S&T Board, and the Board has approved, that the audited financial statements be included in the annual report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the S&T Bancorp, Inc. Board of Directors:

     Christine Olson (Chairperson); John Delaney; Ruth Grant; Jeffrey Grube; Joseph Kirk; Samuel Levy; Myles Sampson

INDEPENDENT AUDITORS

The Audit Committee of the Board (the "Committee") approved the reappointment of Ernst & Young LLP to serve as independent auditors for S&T for the year 2004. The Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of S&T and its shareholders. Representatives of Ernst & Young LLP will be present at the Annual Meeting to make such comments as they desire and to respond to questions from shareholders of S&T.

Independent Auditor Fee Information

Fees for professional services provided by our independent auditors in each of the last two fiscal years, in each of the following categories are:

	2003	2002
Audit Fees	$317,723	$182,000
Audit-Related Fees	35,150	84,743
Tax Fees	30,431	17,997
All Other Fees	-	-
	$383,304	$284,740

Fees for audit services include fees associated with the annual audit, the reviews of S&T's quarterly reports on form 10-Q, and SEC registration statements. Audit-related fees principally included merger and acquisitions due diligence and audits of employee benefit plans. Tax fees included tax compliance and tax advice.

     All services provided by our independent auditors in 2003 were pre-approved by the Committee. The Committee is required to pre-approve all audit and non-audit services performed by the independent auditor to assure that the provision of such services does not impair the independent auditor's independence. In addition, any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Committee. The Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Committee at its next scheduled meeting. The Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

SHAREHOLDER PROPOSALS

Any proposal that a shareholder of S&T intends to present at the 2005 S&T Annual Meeting of Shareholders must be received in writing by the Secretary of S&T at S&T's Administrative Office, 800 Philadelphia Street, Indiana, Pennsylvania, on or before November 17, 2004. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, the proposal will be included in S&T's proxy statement and proxy form relating to such meeting. Notice to S&T of a shareholder proposal submitted otherwise than pursuant to 14a-8 will be considered untimely if received by S&T after January 31, 2005, and the persons named in the proxies solicited by S&T's Board for its 2005 Annual Meeting of Shareholders may exercise discretionary voting power with respect to any such proposal as to which S&T does not receive a timely notice. Such proposals should be submitted by certified mail, return receipt requested.

OTHER MATTERS

Management knows of no other matters to be brought before the Annual Meeting. However, should any other matter requiring a vote of the shareholders properly come before the meeting, the persons named in the enclosed proxy will vote the shares represented by the proxies on such matter as determined by a majority of the S&T Board.

By Order of the Board of Directors,

/s/ Robert E. Rout

Robert E. Rout

Secretary

THIS PROXY STATEMENT IS ACCOMPANIED BY S&T'S 2003 ANNUAL REPORT. UPON WRITTEN REQUEST TO THE SECRETARY OF S&T, 800 PHILADELPHIA STREET, INDIANA, PENNSYLVANIA 15701, BY ANY SHAREHOLDER WHOSE PROXY IS SOLICITED HEREBY, S&T WILL FURNISH A COPY OF ITS 2003 ANNUAL REPORT ON FORM 10-K TO THE SEC, TOGETHER WITH FINANCIAL STATEMENTS AND SCHEDULES THERETO, WITHOUT CHARGE TO THE SHAREHOLDER REQUESTING SAME. IN ADDITION, THESE REPORTS AND SCHEDULES ARE AVAILABLE ON THE INTERNET AT WWW.STBANK.COM/INVESTOR_RELATIONS.HTM. THE ANNUAL REPORT ON FORM 10-K IS NOT PART OF THESE PROXY SOLICITING MATERIALS.

March 17, 2004

APPENDIX A

AUDIT COMMITTEE CHARTER

   Pursuant to Article III, Section 303, of the By-Laws of S&T Bancorp, Inc. (S&T), the Board of Directors (the "Board") has formed the Audit Committee (the "Committee"). This Charter is intended to identify the purpose, composition, authority and responsibilities of the Committee.

PURPOSE

   The Committee is established to oversee S&T's accounting and financial reporting processes and the audits of its financial statements and assist Board oversight of (1) S&T's compliance with legal and regulatory requirements, (2) the qualifications, independence and performance of the independent auditor, and (3) the performance of S&T's internal audit, risk management and regulatory compliance functions.

COMMITTEE MEMBERSHIP

   Committee members are appointed annually by the Board and may be replaced by the Board. The Committee shall be comprised of three or more members. All members must meet the independence requirements of NASDAQ, the Securities and Exchange Commission and any standards of independence as may be prescribed for purposes of any applicable laws and regulations relating to the Committee's duties and responsibilities.

   All members must have the requisite ability to read fundamental financial statements, including S&T's balance sheet, income statement and cash flow statement. In addition, the Board shall determine that at least one member has past finance or accounting experience or any other comparable financial oversight experience or background which results in the member's financial sophistication, as prescribed by NASDAQ rules.

   The Board shall select one member of the Committee as its chairperson. The Committee may delegate to its chairperson such power and authority as the Committee deems to be appropriate, except such powers and authorities required by law or regulation to be exercised by the whole Committee or a subcommittee of at least two members.

MEETINGS

   The Committee shall meet at least once every fiscal quarter, or more frequently if circumstances dictate. The Committee may meet in executive session periodically at the Committee's discretion. At least annually, the Committee will meet with the senior internal auditor, the senior risk/compliance manager and the independent auditor to discuss any matters that the Committee or any of these persons or firms believes should be discussed privately, and without management present. Members of the Committee may participate in a meeting of the Committee by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

   The Committee's primary responsibility is oversight. S&T's management is responsible for the preparation, presentation and integrity of S&T's financial statements, and, with the internal audit department, is responsible for maintaining appropriate accounting and financial reporting policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations relating to disclosures and financial reporting. The independent auditor shall report directly to the Committee but is accountable to the Committee and the Board. The independent auditor is responsible for planning and executing a proper audit of S&T's annual financial statements, reviewing S&T's quarterly financial statements prior to filing of each quarterly report and performing other procedures as directed by the Committee or required by laws, regulations or accounting standards. The Committee members are not, and do not represent themselves as performing the functions of, auditors or accountants.

   The Committee's responsibilities include performance of the duties required of an audit committee at S&T's subsidiaries to the extent required and permitted by applicable laws and regulations. The Committee may meet simultaneously as a Committee of S&T and any other S&T affiliate.

   In fulfilling his or her responsibility, each member of the Committee is entitled to rely in good faith upon S&T's records and upon information, opinions, reports or statements presented by any of S&T's officers or employees, or by any other person as to matters the member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of S&T. Each member of the Committee also may rely in good faith upon actions taken by other committees of the Board as committed to such committees under the resolutions and other directives of the Board.

   To carry out this oversight responsibility, the Committee shall have the following specific duties and authority with regard to the independent auditor, internal audit, financial reporting, internal controls and risk management/compliance.

Independent Auditor

  Directly appoint, retain, compensate, evaluate and terminate the independent auditor, and retain the sole authority to approve all audit engagement fees and terms.

  Pre-approve, or adopt appropriate procedures to pre-approve, all audit and non-audit services to be provided by the independent auditor.

  Review, at least annually, the qualifications, performance and independence of the independent auditor. In conducting such a review, the Committee shall obtain and review a report prepared by the independent auditor, describing:

    The independent auditor's internal quality control procedures.

    Any material issues raised by:

      The most recent internal quality control review, or peer review, of the independent auditors, or

      Any inquiry or investigation by governmental or professional authorities, within the previous 5 years, respecting any independent audits conducted by the independent auditor.

    All relationships between the independent auditor and S&T consistent with Independence Standards Board Standard 1, including a statement of the fees billed in each of the last two fiscal years by category of service.

  Discuss with the independent auditor any disclosed relationships or services that may impact the objectivity and independence of the auditor.

  Ensure that rotation of the independent auditor's audit partners satisfies applicable regulatory requirements.

Internal Audit

  Review the performance of the internal audit department, including the proposed audit plans for the coming year and the results of internal audits and management's responses thereto.

  Concur in the appointment and replacement of the senior internal auditor.

  Review activities, organizational structure and resources of the internal audit function.

Financial Reporting and Internal Controls

  Discuss with management and/or the independent auditor:

    The scope of the annual audit and the annual audited financial statements and quarterly financial statements, as applicable, including S&T's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and financial control disclosure procedures;

    The matters required to be discussed by Statement of Accounting Standards 61, as it may be modified or supplemented; and

    Any difficulties the independent auditors encountered in the course of the audit, including any restrictions on the scope of their activities, difficulties accessing information and any significant disagreements with management.

  Review any major issues regarding accounting principles and financial statement presentations, including any significant changes in S&T's selection or application of accounting principles, and major issues as to the adequacy of S&T's internal controls.

  Discuss S&T's earnings announcements prior to release.

  Inquire of S&T's chief executive officer and chief financial officer as to the existence of any significant deficiencies in the design or operation of internal controls that could adversely affect S&T's ability to record, process, summarize and report financial data, any material weaknesses in internal controls, and any fraud, whether or not material, that involves management or other employees who have a significant role in S&T's internal controls.

Risk Management/Compliance

  Review the performance of the risk management/compliance department.

  Concur in the appointment and replacement of the senior risk/compliance manager.

  Review activities, organizational structure and resources of the risk management/compliance function.

  Discuss guidelines and policies governing the process by which S&T's senior management and relevant departments assess and manage S&T's exposure to major financial and non-financial risks and the steps management has taken to monitor and control such exposures.

  Discuss with S&T's legal counsel and/or the senior risk/compliance manager any significant legal, compliance or regulatory matters that may have a material effect on the financial statements or S&T's business, financial statements or compliance policies, including material notices to or inquiries received from governmental agencies.

  Establish and ensure the maintenance of adequate and effective procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by S&T's employees of concerns regarding questionable accounting or auditing matters.

Reporting and Recommendations

  Prepare any report or other disclosures required by the rules of the SEC to be included in S&T's annual proxy statement.

  Review this Charter at least annually and recommend any changes to the Board.

  Report the Committee's activities to the Board on a regular basis and make such recommendations with respect to the matters covered by this Charter and other matters as the Committee may deem necessary or appropriate.

  Annually review the Committee's own performance.

Other

   In addition to the foregoing, the Committee will perform such other functions as may be committed to it under the resolutions and other directives of the Board.

RESOURCES AND AUTHORITY

The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special or independent counsel, accountants or other experts and advisors, as it deems necessary or appropriate, without seeking approval of the Board or management. S&T will provide appropriate funding to the Committee to compensate the independent auditor, to compensate any advisors retained by the Committee and to pay for ordinary administrative expenses of the Committee.

APPENDIX B

NOMINATING AND
CORPORATE GOVERNANCE
COMMITTEE CHARTER

PURPOSE

     The Nominating and Corporate Governance Committee is appointed by the S&T Bancorp, Inc. ("S&T") Board of Directors ("the Board") in order to: (1) assist the Board in reviewing the qualification and independence of the members of the Board and its various committees on a periodic basis as well as the composition of the Board as a whole; (2) evaluate the performance of the Board and committees as a whole; (3) select director nominees for election by shareholders and (4) provide guidance on Board and corporate governance issues.

     At the request of the Chief Executive Officer, the Committee could also play a role with respect to internal corporate matters, management development and succession, employment diversity, changes in corporate structure, contingency planning, and other matters of broad corporate significance.

COMMITTEE MEMBERSHIP

     Committee members are appointed annually by the Board and may be replaced by the Board. The Committee shall be comprised of three or more members. All members must meet the independence requirements of the NASDAQ National Market, the Securities and Exchange Commission and any standards of independence as may be prescribed for purposes of any applicable laws and regulations relating to the Committee's duties and responsibilities.

     The Committee may delegate to its Chairman such power and authority as the Committee deems to be appropriate, except such powers and authorities required by law or regulation to be exercised by the whole Committee or a subcommittee of at least two members.

MEETINGS

     The Committee shall meet as often as it determines is necessary and appropriate. Any officer or employee of S&T, outside counsel, independent auditor or other person may attend committee meetings, as the Committee deems appropriate.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

  Periodically review the qualifications and independence of the members of the Board and its various committees as well as the composition and structure of the Board.

  Review and make recommendations as to the Board's committee structure and committee functions as it deems advisable. Annually review and recommend to the Board the composition of Board committees.

  Identify and review the qualifications of prospective directors of S&T. The Committee shall select individuals who possess personal and professional integrity, sound judgment and exceptional ability and who will be effective in serving the long-term interests of S&T's shareholders. Other relevant considerations for selecting new directors include: area of residence in relationship to S&T's geographic market; business experience; age; availability; level and type of education; other directorship experience that would be beneficial to the Board and management of S&T; and diversity of experience relative to that of other S&T Directors.

  The Committee shall have the authority to retain any search firm in order to assist in identifying director candidates, including sole authority to approve the search firm's fees and other retention terms.

  Retain legal counsel and/or advisors, as it deems appropriate, to assist in performing its duties, including the authority to approve any related fees and other retention terms.

  Establish a policy for identifying and evaluating candidates for Board membership including the submission of shareholder nominees consistent with S&T's By-Laws and applicable law.

  Develop and recommend to the Board for its approval a policy for shareholder communications with the Board.

  Select director nominees for election by shareholders at the annual meeting of shareholders, or at a special meeting of shareholders.

  Establish training and orientation programs for all new Board and committee members.

  Establish continuing education programs for all Board members.

  Review and recommend to the Board any changes in director compensation policies and practices.

  Develop and recommend to the Board for its approval an annual self-evaluation process of the Board as a whole and its committees. The Committee shall oversee the annual evaluation of the Board and Board Committees as a whole.

  Annually review the Committee's own performance.

  Annually review the corporate governance policies of S&T, including the General Code of Conduct, Code of Ethics for CEO and CFO, and the Insider Trading Policy, to ensure they are appropriate and comply with applicable laws, regulations and listing standards, and to recommend any changes to the Board.

  Consider any other corporate governance issues that arise from time to time and develop appropriate recommendations for the Board.

The Committee shall report periodically to the Board on the significant results of the foregoing activities.

The Committee shall review and reassess the adequacy of its Charter as needed, but at least annually, and recommend to the Board any proposed changes to this Charter.

REVOCABLE PROXY
S&T BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS
April 19, 2004

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints James B. George and Delbert M. Baker or any successors, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of the common stock of S&T Bancorp, Inc. ("S&T"), par value $2.50 per share ("S&T Common Stock"), which the undersigned is entitled to vote at the Annual Meeting of Shareholders (the "Meeting"), to be held at the S&T Training and Support Center, located at 355 North Fifth Street, Indiana, Pennsylvania, on April 19, 2004, at 10:00 a.m., Eastern Time, and at any and all adjournments thereof, as indicated on the reverse hereof.

Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of S&T at the Meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt from S&T prior to execution of this proxy of the Notice of Meeting and the Proxy Statement. The undersigned hereby revokes any and all proxies heretofore given with respect to the undersigned's shares of S&T Common Stock.

ANNUAL MEETING OF SHAREHOLDERS OF

S&T BANCORP, INC.

April 19, 2004

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE							[ X ]

1. ELECTION OF DIRECTORS FOR THREE YEAR TERM			2.	TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.
NOMINEES:
[ ] FOR ALL NOMINEES [ ] WITHHOLD AUTHORITY FOR ALL NOMINEES [ ] FOR ALL EXCEPT (See instructions below)	() Thomas A. Brice () James L. Carino () Jeffrey D. Grube () Joseph A. Kirk () James C. Miller

Only shareholders of record as of the close of business on March 1, 2004 are entitled to notice of and to vote at such meeting or any adjournment thereof.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, INCLUDING MATTERS RELATING TO THE CONDUCT OF THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

INSTRUCTIONS:	To withhold authority to vote for any individual nominee (s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here:		()

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

[ ]
Signature of Shareholder	___________________	Date	__________	Signature of Shareholder	________________________________	Date	______
Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.